UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 5, 2022

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

(Exact name of registrant as specified in charter)

Maryland	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FREVS	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events .

On August 4, 2022, First Real Estate Investment Trust of New Jersey, Inc. (“FREIT”) announced it will be making a special, extraordinary, non-recurring cash distribution of $7.50 per share (the “Special Dividend”). The Special Dividend is payable on August 30, 2022, to stockholders of record on August 16, 2022. FREIT indicated the ex-dividend date would be August 15, 2022.

FREIT was advised on August 5, 2022 by the Financial Industry Regulatory Authority (“FINRA”) that because the amount of the Special Dividend represents 25% or more of the share price, the corrected ex-dividend date will be set for the day after the payable or payment date. Therefore, the corrected ex-dividend date is now established as August 31, 2022.

Generally, ownership on the “record date” determines who is entitled to a dividend. However, this is not the case with a distribution that is 25% or more of the share price. This means that to be entitled to receive the Special Dividend, you must be a stockholder prior to the ex-dividend date. For instance, if you owned the stock on the record date, but sold before the ex-dividend date, you would not be entitled to the Special Dividend. Conversely, if you purchased the stock after the “record date” and held it through the ex-dividend date, you would be entitled to receive the Special Dividend.

Forward-Looking and Cautionary Statements

The declaration of ordinary cash dividends in the future is subject to final determination each quarter by the Board of Directors based on a number of factors, including FREIT's financial performance and its available cash resources. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the extraordinary distribution described in this release or that the Board of Directors will not decide to suspend or discontinue the payment of cash dividends in the future.

The forward-looking statements in this release regarding our future financial performance are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from the future financial performance expected at the current time.

Certain risks and uncertainties, in addition to other risks, are more fully described in FREIT's Annual Report on Form 10-K for the fiscal year ended October 31, 2021, and readers of this release are urged to review the discussion of those risks and uncertainties that are contained in that report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this release or as a result of new information, future events or otherwise.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated August 5, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
(Registrant)

By:	/s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr.
President and Chief Executive Officer

Date: August 5, 2022